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                                                                   EXHIBIT 10.29


                                    GUARANTY

       THIS GUARANTY (the "Guaranty"), is made as of the ______ day of _________________ by the undersigned party (the "Guarantor"), having a notice address at The Watergate, 600 New Hampshire Avenue, N.W., Washington, D.C. 20037
Attention: Michael A. D'Amato to and for the benefit of The George Washington University (the "Landlord"), having a notice address of c/o LaSalle Partners Management Services, Inc., Suite 2400, 2000 Pennsylvania Avenue, N.W., Washington, D.C. 20006 and Office of Vice President & Treasurer, 2121 Eye Street, N.W., Suite 701, Washington, D.C. 20052.

       WHEREAS, the Landlord has leased to THE CORPORATE ADVISORY BOARD COMPANY, a Delaware corporation (the "Tenant"), under a lease dated June , 1998 (herein called the "Lease"), certain space located in 2000 K Street, N.W. (the "Property"); and

       WHEREAS, Guarantor and Tenant are both currently sharing space at The Watergate, 600 New Hampshire Avenue, N.W. ("The Watergate") and are affiliated corporations; and

       WHEREAS, Guarantor and Tenant have exceeded the capacity of the space at The Watergate and therefore, Guarantor has asked Tenant to relocate; and

       WHEREAS, Tenant has agreed to relocate and has executed the Lease for space in 2000 Pennsylvania Avenue, N.W. and the Landlord under such Lease is willing to let space to Tenant only on the condition that Guarantor agree to execute and deliver this guaranty.

       WHEREAS, Guarantor will receive a benefit from the ability of Tenant to relocate to the premises demised by the Lease in the form of additional space at the site where Guarantor presently leases space, and Guarantor is therefore willing to execute and deliver this Guaranty.

       NOW THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees with the Landlord as follows:

       1. The Guarantor unconditionally and irrevocably guarantees that all sums stated in the Lease to be payable by the Tenant or sums equal thereto will be promptly paid in full when due in accordance with the Lease, and that the Tenant will perform and observe each and every covenant, agreement, term and condition in the Lease required to be performed or observed by the Tenant. Guarantor further unconditionally and irrevocably guarantees payment to Landlord on demand any amounts which are paid to Landlord by the Tenant pursuant to the Lease and which are subsequently set aside as preferential transfers under
Section 547 of the Bankruptcy Code. This Guaranty is irrevocable, unconditional and absolute, and if for any reason any such sums shall not be paid promptly when due, the Guarantor will, promptly after notice thereof and prior to the expiration of any period of grace provided for in said instruments for the making of payment of any such sums, pay the same to the person entitled thereto pursuant to the Lease regardless of (a) any defenses or rights of set-off or counterclaims which the Tenant may have or assert against the Landlord; provided, however, that any such payment by the Guarantor shall not constitute a waiver of any defense or claim which the Tenant may have against the Landlord,
(b) whether the Landlord shall have taken any steps to enforce any rights against the Tenant or any


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other person to collect such sum or any part thereof, (c) the termination of the
Lease or the enforcement of any other remedy thereunder as a result of the default of the Tenant thereunder, or (d) any other condition or contingency. The Guarantor also agrees to pay to such person such further amount as shall be sufficient to cover the cost and expense of collecting such sums or any part thereof or of otherwise enforcing this Guaranty, including, in any case, reasonable compensation to its attorneys for all services rendered in connection therewith. Upon the Tenant's failure to perform or observe any covenant, agreement, term or condition in the Lease to be performed or observed by the Tenant, the Guarantor will, promptly after notice thereof and prior to the expiration of any period of grace provided for in any said instrument for the performance or observance of the same, perform and observe the same or cause the same promptly to be performed and observed.

       2.     (a)    The obligations, covenants, agreements and duties of the
Guarantor under this Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following, although without notice to or the further consent of the Guarantor:

              (i) the waiver by the Landlord of the performance or observance by the Tenant, the Guarantor or any other party or parties of any of the agreements, covenants, terms or conditions contained in the Lease or this Guaranty; or

              (ii) the extension, in whole or in part, of the time for payment by the Tenant or the Guarantor of any sums owing or payable under the Lease or this Guaranty, or of any other sums or obligations under or arising out of or on account of the Lease or this Guaranty, or the renewal of the Lease or this Guaranty; or

              (iii) any assignment of the Lease or subletting of the Property or any part thereof; or

              (iv) the modification or amendment (whether material or otherwise) of any of the obligations of the Tenant or the Guarantor under the Lease or this Guaranty; or

              (v) the doing or the omission of any of the acts referred to in the Lease or this Guaranty (including, without limitation, the giving of any consent referred to therein); or

              (vi) any failure, omission or delay on the part of the Landlord to enforce, assert or exercise any right, power or remedy conferred on or available to the Landlord in or by the Lease or the Guaranty, or any action on the part of the Landlord granting indulgence or extension in any form whatsoever; or

              (vii) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting the Tenant or the Guarantor or any of their assets; or

              (viii) the release of the Tenant or the Guarantor from the performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease or this Guaranty by operation of law.



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              (b)    Guarantor further covenants and agrees that neither its
obligation to make payment in accordance with the terms of this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Tenant or its estate in bankruptcy or any remedy for the enforcement thereof resulting from the operation of any present or future provision of the Bankruptcy Reform Act of 1978 or other statute, or from the decision of any court, nor shall such obligation or remedy for enforcement be impaired, modified, changed, released or limited in any manner by such event of bankruptcy.

              (c) The Guarantor hereby expressly waives, to the extent not prohibited by law, for itself and all those claiming under the Guarantor (i) any right the Guarantor may now or hereafter have to require the Landlord to proceed first against the Tenant upon any obligation or liability of the Tenant that is guaranteed by the Guarantor hereunder, (ii) any right the Guarantor may now or hereafter have to any hearing prior to the attachment of any real or personal property of the Guarantor to satisfy the obligations of the Guarantor hereunder, and (iii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt.

       3. In the event of the rejection or disaffirmance of the Lease by the Tenant or the Tenant's trustee in bankruptcy pursuant to bankruptcy law or any other law affecting creditors' rights, the Guarantor will, and does hereby (without the necessity of any further agreement or act), assume all obligations and liabilities of the Tenant under the Lease to the same extent as if (a) Guarantor were originally named the Tenant under the Lease, and (b) there had been no such rejection or disaffirmance, and the Guarantor will confirm such assumption in writing at the request of the Landlord upon or after such rejection or disaffirmance; the Guarantor shall, upon such assumption (to the extent permitted by law), have all rights of the Tenant under the Lease.

       4. Notice of acceptance of this Guaranty and notice of any obligations or liabilities contracted or incurred by the Tenant are hereby waived by the Guarantor.

       5. This Guaranty may not be modified or amended except by a written agreement duly executed by the Guarantor with the consent in writing of the Landlord.

       6. The Guarantor hereby covenants and represents that (a) neither the execution, delivery or performance of this Guaranty or the Lease, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof conflicts or will conflict with or result or will result in a breach of or constitutes or will constitute a default under (i) the organizational documents or other charter documents or by-laws, if any, of the Tenant, (ii) any law or any order, writ, injunction or decree of any court or governmental authority or (iii) any agreement or instrument to which the Guarantor or the Tenant is a party or by which Guarantor or the Tenant is bound; (b) the Guarantor is not engaged in any litigation which will or may adversely affect its ability to carry out any of the terms and provisions of this Guaranty.

       7. This is an unconditional guaranty of payment, not merely of collection. The Guarantor's liability hereunder shall be primary and not secondary, and shall be joint and several with that of the Tenant. The Landlord may proceed against the Guarantor under this Guaranty



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without initiating or exhausting its remedy or remedies against the Tenant, and may proceed against the Tenant and/or the Guarantor separately or concurrently. If more than one party constitutes Guarantor, then all obligations and covenants set forth herein shall be the joint and several obligations and covenants of the undersigned parties collectively constituting Guarantor.

       8. The Guarantor hereby warrants and represents that as of the date hereof, there has been no material change in its financial condition from that reflected in any financial statements previously submitted to Landlord, and since the date of such statement, if any, the business, property and assets of the Guarantor have not been adversely affected in any way.

       9. If any term or provision of this Guaranty shall be determined to be illegal or unforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

       10. Any notice which the Landlord may elect to send to the Guarantor shall be binding upon the Guarantor if mailed to it at the address set forth above or its last address known to the Landlord, by United States Certified or Registered Mail, Return Receipt Requested.

       11. This Guaranty shall be construed in accordance with the laws of the District of Columbia. Guarantor agrees that any litigation arising out of, or related to, this Guaranty or the Lease shall be brought in the courts of the District of Columbia or in the United States District Court for the District of Columbia, and the Guarantor hereby consents to the venue of such courts. Guarantor consents to service of process and any pleading relating to any action between Landlord and Guarantor at the Demised Premises, as defined in the Lease, provided however, that nothing herein shall be construed as requiring such service at the Demised Premises.

       12. This Guaranty shall be binding upon, Guarantor, its heirs, personal representatives, successors and assigns and shall inure to the benefit of, Landlord, its successors and assigns.

       13. This Guaranty shall expire on March 31, 2002 provided the following conditions have been met:

              (a)    The Tenant is not then in default under the Lease.

              (b) Guarantor has provided to Landlord audited financial statements for The Corporate Advisory Board Company prepared by Arthur Anderson or other national accounting firm acceptable to Landlord in its reasonable discretion for two (2) consecutive Fiscal Years ending December 31 which show for each such Fiscal Year that the lesser of operating income or income before provision of income taxes (after option repurchase and non-recurring compensation and interest income as shown on such financial statements) exceeds ten million dollars ($10,000,000).

              (c) The second of the two (2) consecutive Fiscal Years referred to above ends on December 31, 2001.

              (d) Landlord has confirmed, within ten (10) business days of the submission of the financial statements referenced in (b). above that for each Fiscal Year shown on such



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financial statements that the lesser of operating income or income before provision of income taxes (after option repurchase and non-recurring compensation and interest income as shown on such financial statements) exceeds ten million dollars ($10,000,000) and that the Tenant is not in default under the Lease.

              (e) The financial statements are delivered to Landlord no later than March 15, 2002.

In the event that the financial statements required under subparagraph (b) are submitted for years subsequent to Fiscal Year 2001, then the Guaranty will expire on the first day of the month following the month in which Landlord confirms the information in such financial statements as required in subparagraph (d) above. In the event that the financial statements for Fiscal Years 2000 and 2001 are submitted to Landlord later than March 15, 2002, then the Guaranty will not expire until the first day of the month following the month in which Landlord confirms the information in the financial statements required by subparagraph (d) above.

       The date of the expiration of this Guaranty is referred to herein and in the Lease as the "Burnoff Date".

       IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed as of the date first above written.


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                                       GUARANTOR:

Attest/Witness:                        THE ADVISORY BOARD COMPANY


                                       By:                               (SEAL)
--------------------------------           ------------------------------
Assistant Secretary                         President
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